Exhibit 99.1

UNITED STATES OF AMERICA

BEFORE

THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

WASHINGTON, D.C.

)

In the Matter of	)	Docket No. 06- -B-HC

)

R&G FINANCIAL CORPORATION	)	Cease and Desist Order Issued
Hato Rey, San Juan, Puerto Rico	)	Upon Consent Pursuant to the
	)	Federal Deposit Insurance Act,
	)	as Amended

WHEREAS, R&G Financial Corporation, Hato Rey, San Juan, Puerto Rico (“R&G”), a registered bank holding company, owns and controls R-G Premier Bank of Puerto Rico, Hato Rey, San Juan, Puerto Rico, a state nonmember bank, and indirectly owns and controls R-G Crown Bank, Casselberry, Florida, a federal savings bank (collectively, the “Subsidiary Banks”), and directly owns and controls R&G Mortgage Corporation, San Juan, Puerto Rico, a non-bank mortgage corporation, and indirectly owns and controls The Mortgage Store of Puerto Rico, San Juan, Puerto Rico, a non-bank mortgage corporation, and several other non-bank entities (collectively, the “Non-Bank Affiliates”);

WHEREAS, R&G determined in April 2005 to review the independent market valuations R&G used to value residual interests retained from its securitization transactions, estimated that the fair value of its residual interests will be reduced if alternative valuation methodologies are used, determined that its previously filed interim and audited consolidated financial statements for the period from January 1, 2003 through December 31, 2004 should no longer be relied upon, and determined that the financial statements for such periods should be restated;

WHEREAS, R&G determined in July 2005 that the audited consolidated financial statements for the year 2002 should also be restated, that R&G had a material weakness in its internal controls over financial reporting as of December 31, 2004, and that its previously filed Management’s Report on Internal Controls over Financial Reporting should be restated;

WHEREAS, R&G is in the process of restating its audited consolidated financial statements for the period January 1, 2002 through December 31, 2004 (the “Restatement”) and of issuing audited consolidated financial statements for 2005 (the “2005 Issuance”);

WHEREAS, R&G is taking steps to implement corrective actions to address accounting and other concerns in the consolidated organization;

WHEREAS, the Board of Governors of the Federal Reserve System (the “Board of Governors”) is continuing its review of various issues relating to the Restatement and the 2005 Issuance and is coordinating its review, as appropriate, with the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the U.S. Securities and Exchange Commission, the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico, and other government authorities;

WHEREAS, the Board of Governors has determined that supervisory action is appropriate to address certain safety and soundness issues regarding R&G in the absence of current financial statements for 2005, and the Board of Governors and R&G have mutually agreed to enter into this consent Cease and Desist Order (the “Order”); and

WHEREAS, on March 14, 2006, the board of directors of R&G at a duly constituted meeting adopted a resolution authorizing and directing Victor J. Galan, Chairman of R&G’s Board of Directors and Chief Executive Officer, to enter into this Order on behalf of R&G, and consenting to compliance with each and every applicable provision of this Order by

R&G and its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (12 U.S.C. 1813(u) and 1818(b)(3)) (the “FDI Act”)), waiving any and all rights that R&G may have pursuant to section 8 of the FDIC Act (12 U.S.C. 1818) to (i) a hearing for the purpose of taking evidence on any matters set forth in this Order; (ii) judicial review of this Order; and (iii) challenge or contest, in any manner, the basis, issuance, validity, terms, effectiveness or enforceability of this Order or any provisions hereof.

NOW, THEREFORE, before the taking of any testimony or adjudication of, or finding on any issue of fact or law herein, and without this Order constituting an admission of any allegation made or implied by the Board of Governors in connection with this proceeding;

IT IS HEREBY ORDERED that, pursuant to sections 8(b)(1) and (3) of the FDI Act (12 U.S.C. 1818(b)(1) and (3)), R&G and its institution-affiliated parties cease and desist and take the following affirmative actions:

Mortgage Portfolios

1. Within 30 days of this Order, R&G’s board of directors shall engage an independent consultant acceptable to the Federal Reserve Bank of New York (the “Reserve Bank”) to conduct a review, to the extent applicable, of (i) the portfolios of mortgage loans on the balance sheets of R&G or the Non-Bank Affiliates as of the effective date of this Order; (ii) mortgage loans sold by R&G or the Non-Bank Affiliates with recourse as of the effective date of this Order, except for conforming loans sold to FNMA, FHLMC, and GNMA; and (iii) all mortgage loans that, as a result of a change in the accounting treatment of R&G’s or the Non-Bank Affiliates’ mortgage sale transactions with other financial institutions, are subsequently included as assets on the balance sheets of R&G or the Non-Bank Affiliates (collectively, the “Mortgage Portfolio”); and to prepare a written report that includes findings and recommendations (the “Mortgage Portfolio Review”). Prior to the commencement of the Mortgage Portfolio Review, R&G shall submit an engagement letter with the independent consultant to the Reserve Bank for approval. The terms of the engagement letter shall provide that the independent consultant will submit its written report within 60 days of its engagement and will provide a copy of its report to the Reserve Bank at the same time that it is provided to R&G.

2. Within 30 days after R&G’s receipt of the Mortgage Portfolio Review report, R&G shall submit an acceptable written plan, to the extent applicable, to the Reserve Bank describing specific actions that the board of directors proposes to take, with timeframes for completion, to fully address the findings and recommendations of the Mortgage Portfolio Review report.

3. R&G shall identify any mortgage portfolio transaction with another financial institution or entity that was originally accounted for as a purchase of the portfolio by R&G and was subsequently reclassified as a commercial loan to the other financial institution or entity (for which the mortgage loan portfolio serves as collateral). With respect to each such mortgage portfolio transaction, R&G shall submit to the Reserve Bank a report that:

(a) Demonstrates that R&G possesses complete, accurate and legally enforceable documentation that describes in detail the true nature of the underlying transactions (including the institution or entity’s legal claim to the underlying collateral);

(b) includes an assessment of the overall asset quality of the underlying collateral; and

(c) explains the expected cash flows associated with the reclassified transactions (including servicing fees and repayments of principal on the mortgages in the portfolios).

R&G shall submit a report for each reclassified mortgage portfolio to the Reserve Bank within 15 days of this Order or within 15 days after the reclassification of such portfolio, whichever occurs later. With respect to the information called for in subparagraph (b), the report shall be supplemented within 30 days after submission of the initial report with any additional information received from the owner or servicer of the mortgage portfolio, which R&G has promptly and diligently requested.

Policies and Procedures Report

4. Within 30 days of this Order, R&G shall submit to the Reserve Bank a report summarizing recommendations made by independent consultants or counsel or by internal audit since April 2005 to revise R&G’s policies, procedures, plans, and programs. The report shall, at a minimum, indicate the status of recommended policies, procedures, plans, and programs, including but not limited to, approval by R&G’s board of directors, plans for approval by R&G’s board of directors, implementation, schedule for implementation, and, if applicable, basis for rejecting any recommendations by management or the board of directors.

Capital Plan

5. Within 45 days of this Order, R&G shall submit to the Reserve Bank an acceptable written capital plan. The plan shall be designed to ensure that the consolidated organization maintains an adequate capital position in light of the Restatement and 2005 Issuance. The plan shall, at a minimum, address, consider, and include:

(a) The consolidated organization’s current and future capital requirements, including compliance with the Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measures and Tier 1 Leverage Measures, Appendices A and D of Regulation Y of the Board of Governors (12 C.F.R. Part 225, App. A and D);

(b) the adequacy of capital at each Subsidiary Bank, taking into account the volume of adversely classified credits, concentrations of credit, adequacy of loan loss reserves, current and projected growth of assets, and projected retained earning;

(c) the volume of problem or volatile assets held by the consolidated organization that could require the maintenance of higher capital levels;

(d) the source and timing of additional funds to fulfill the consolidated organization’s future capital requirements;

(e) federal or commonwealth supervisory requests for additional capital at R&G or a Subsidiary Bank or the requirements of any supervisory action imposed on R&G or a Subsidiary Bank by any federal or commonwealth regulator;

(f) the requirement of section 225.4(a) of Regulation Y of the Board of Governors (12 C.F.R. 225.4(a)) that R&G serve as a source of strength to the Subsidiary Banks; and

(g) procedures for R&G to notify the Reserve Bank and the federal and commonwealth regulators of the Subsidiary Banks, in writing, within ten days of the end of any calendar quarter that R&G’s consolidated capital ratios or a Subsidiary Bank’s capital ratios (tier 1 leverage, tier 1 risk-based, or total risk based) fall below the plan’s minimum and to submit to the Reserve Bank an acceptable written plan that details the steps R&G will take to increase its capital ratios above the plan’s minimum within 30 days of such calendar quarter-end date.

Liquidity Contingency Plan

6. Within 45 days of this Order, R&G shall submit to the Reserve Bank an acceptable, updated written plan to provide for the maintenance of an adequate liquidity position. The plan shall, at a minimum, address, consider, and include:

(a) Maintenance of sufficient liquidity to meet current contractual liability maturities without incurring any additional unsecured debt and to meet unanticipated demands;

(b) appropriate measures for monitoring R&G’s liquidity position, including quantitative guidelines to establish adequate coverage of volatile liabilities by liquid assets; and

(c) submission to the board of directors of periodic written reports documenting R&G’s progress in complying with the plan; such reports shall include, but not be limited to, (i) a complete review of R&G’s then-current position in meeting targeted liquidity thresholds; (ii) a schedule of anticipated sources and uses of funds projected for the future; (iii) an analysis of strategies or steps taken during the reporting period to address deviations from the plan; and (iv) a discussion of contingency plans if actual sources or uses of funds vary materially from projections.

Debt and Stock Redemption

7. (a) R&G shall continue to provide advance informational notice to the Reserve Bank before R&G directly or indirectly increases, restructures, or repurchases its senior or subordinated notes or debentures. All notices shall contain, but not be limited to, a written statement regarding the purpose of the debt or other transaction, the terms of the transaction, the planned source(s) for repayment, and an analysis of the cash flow resources available to meet repayment obligations. Notices shall be provided as soon as practicable but not less than 10 days prior to the transaction.

(b) R&G shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulation of the Board of Governors (the “Director”).

Dividend Payment

8. (a) R&G shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from a Subsidiary Bank without the prior written approval of the Subsidiary Bank’s federal regulator.

(b) During the term of this Order, R&G shall not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director; however, no approval is required for R&G to pay dividends which its board of directors declared prior to the effective date of this Order.

(c) During the term of this Order, R&G and its Non-Bank Affiliates shall not make any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities without the prior written approval of the Reserve Bank and the Director (see, Appendix A to Part 225 – Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure, section II.A.1.c.iv. (12 C.F.R. Part 225 App. A)); however, no approval is required for R&G to make distributions on trust preferred securities if the date for notice of deferral has expired prior to the effective date of this Order.

(d) All requests for prior approval shall be received at least 30 days prior to the proposed dividend declaration date, proposed distribution on subordinated debentures, and required notice of deferral on trust preferred securities (at least 5 days with respect to any request filed within the first 30 days after the date of this Order). All requests shall contain, but not be limited to, current and projected information on consolidated earnings; cash flow, capital, asset quality and allowance for loan and lease loss needs of the Subsidiary Banks; identification of the sources of funds for the proposed payment or distribution; and, to the extent that the proposed payment or distribution will be made with dividends paid by a Subsidiary Bank, whether the Subsidiary Bank’s federal regulator has approved the dividend payment to R&G. The Reserve Bank and the Director will determine whether to approve a request to pay dividends or distributions pursuant to Federal Reserve policy, including but not limited to, the proposed payment’s impact on R&G’s continued ability to serve as a source of financial strength to the Subsidiary Banks (see, November 14, 1985, Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies, Federal Reserve Regulatory Service, 4-877 at page 4-323).

Restricted Transactions

9. (a) R&G and its Non-Bank Affiliates shall not, directly or indirectly, enter into, participate, or in any other manner engage in any covered transaction with the Subsidiary Banks, except as permitted by section 23A of the Federal Reserve Act (12 U.S.C. 371c(b) and Regulation W (12 C.F.R. Part 223)).

(b) Within 10 days following the end of each month, R&G shall submit a report to the Reserve Bank and the Director summarizing all covered transactions, as defined in section 23A of the Federal Reserve Act, between R&G, the Non-Bank Affiliates, and the Subsidiary Banks within the month.

(c) R&G and its Non-Bank Affiliates shall not, directly or indirectly, enter into, participate, or in any other manner engage in any transaction with any Insider without the prior written approval of the Reserve Bank and the Director.

(d) For the purposes of paragraph 9(c): (i) “Insider” shall include any of R&G’s, the Subsidiary Banks’, or the Non-Bank Affiliates’ current or former executive officers, directors, principal shareholders, members of their immediate families, related interests thereof, or persons acting on their behalf; (ii) “immediate family” shall be defined as set forth in section 225.41(b)(3) of Regulation Y of the Board of Governors (12 C.F.R 225.41(b)(3)); (iii) “related interest” shall be defined as set forth in section 215.2(n) of Regulation O of the Board of Governors (12 C.F.R. 215.2(n)); (iv) “transaction” shall include, but not be limited to, the transfer or payment of cash, the transfer, contribution, sale or purchase of any other asset, the direct or indirect payment of any expense or obligation, the direct or indirect assumption of any liability, the provision of any service, the payment of a management or service fee of any nature, any extension of credit, any overdraft, or any advance; and (v) “extension of credit” shall be defined as set forth in section 215.3 of Regulation O of the Board of Governors (12 C.F.R. 215.3). Notwithstanding the foregoing definition of “transaction,” for the purposes of paragraph 9(c), “transaction” shall not include: (i) the payment of fees and salaries to directors and officers and the reimbursement of expenses, including but not limited to the expenses of legal counsel paid pursuant to approval by R&G’s board of directors in accordance with R&G’s bylaws and in compliance with 12 U.S.C. 1828k and 12 C.F.R. Part 359.5, provided that similar types and amounts of payments and reimbursements have previously been made and fully documented in R&G’s, the Subsidiary Banks’, or the Non-Bank Affiliates’ books and records; (ii) the provision of any unpaid services to R&G by any officer, director, or employee of R&G, the Subsidiary Banks, or the Non-Bank Affiliates; (iii) banking transactions between directors and officers and members of their immediate families on the one hand and Subsidiary Banks or Non-Bank Affiliates on the other hand which are in the normal course of business and are consistent with banking transactions which are offered by the Subsidiary Banks and Non-Bank

Affiliates to members of the general public; (iv) lease payments made between the Subsidiary Banks and Non-Bank Affiliates and VIG Leasing Corporation, provided that similar payments have previously been made and are fully documented in the Subsidiary Banks’ and Non-Bank Affiliates’ books and records and the lease payments are in compliance with section 23A of the Federal Reserve Act (12 U.S.C. 371c(b)) and Regulation W (12 C.F.R. Part 223); and (v) the sale of any common or preferred stock of R&G in whole or in part to Victor Galan in a private placement transaction.

(e) Any request for prior approval pursuant to paragraph 9(c) shall be submitted in writing to the Reserve Bank and the Director at least 15 days prior to the proposed transaction, and shall include a complete and detailed description of the proposed transaction.

Regulatory Reports

10. R&G shall continue to file regulatory reports and shall promptly file amended regulatory reports to correct any reports that do not comply with GAAP or regulatory reporting requirements following its completion of the Restatement and 2005 Issuance, respectively. R&G shall maintain sufficient records to indicate how each report, whether filed before or after the Restatement and 2005 Issuance, was prepared and shall retain such records for subsequent supervisory review.

11. R&G shall take steps to ensure that all balance sheet and income statements and general ledger and subsidiary ledger accounts are reconciled on at least a monthly basis and that internal audit periodically reviews R&G’s procedures for the preparation of regulatory reports to monitor adherence to company policy, GAAP, and regulatory guidance.

Approval, Implementation, and Progress Reports

12. (a) R&G shall submit an engagement letter and written plans, programs, policies, and procedures that are acceptable to the Reserve Bank within the applicable time periods set forth in paragraphs 1, 2, 5, and 6 of this Order. R&G shall adopt the approved plans, programs, policies, and procedures within 10 days of approval by the Reserve Bank. During the term of this Order, the approved plans, programs, policies, and procedures shall not be amended or rescinded without the prior written approval of the Reserve Bank.

(b) Once adopted, R&G shall take immediate steps to implement the approved plans, programs, policies, and procedures and thereafter shall continue to fully comply with the approved plans, programs, policies, and procedures.

13. Within 30 days after the end of each calendar quarter following the date of this Order, the board of directors shall furnish to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with this Order and the results thereof. Such reports may be discontinued when the corrections required by this Order have been accomplished and the Reserve Bank has, in writing, released R&G from making further reports.

Communications

14. All communications regarding this Order shall be sent to:

(a)	Homer C. Hill, III

Vice President

Federal Reserve Bank of New York

33 Liberty Street

New York, New York 10045

(b)	Victor J. Galan

Chairman and Chief Executive Officer

R&G Financial Corporation

280 Jesus T. Pinero Avenue

Hato Rey, San Juan, Puerto Rico 00918

Miscellaneous

15. Notwithstanding any provision of this Order to the contrary, the Reserve Bank may, in its sole discretion, grant written extensions of time to R&G to comply with any provision of this Order.

16. The provisions of this Order shall be binding upon R&G and its institution-affiliated parties, in their capacities as such, and their successors and assigns.

17. Each provision of this Order shall remain effective and enforceable until stayed, modified, terminated or suspended in writing by the Reserve Bank.

18. The provisions of this Order shall not bar, estop or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal, state, or commonwealth agency from taking any other action affecting R&G, the Subsidiary Banks, or the Non-Bank Affiliates or any of their current or former institution-affiliated parties and their successors and assigns.

By order of the Board of Governors of the Federal Reserve System, effective this 16th day of March, 2006.

R&G FINANCIAL CORPORATION		BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

By:	/s/ VICTOR J. GALAN	By:	/s/ JENNIFER J. JOHNSON
	Victor J. Galan		Jennifer J. Johnson
Secretary of the Board

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